                                                            EXHIBIT 99.1


[AGERE SYSTEMS LOGO]                                   [NEWS RELEASE GRAPHIC]

Media Contact:                                    Investor Contact:

Vibha Agrawal                                     Vince Keenan
610-712-1737 (office)                             610-712-1733 (office)
908-256-6234 (cellular)                           vkeenan@agere.com
vagrawal@agere.com

AGERE SYSTEMS REPORTS RESULTS FOR THE THIRD QUARTER OF FISCAL 2003

-- Company reports sequential improvements in financial performance, with a 3 percent increase in revenue, 38 percent reduction in reported net loss and $4 million increase in cash

FOR RELEASE: WEDNESDAY, JULY 23, 2003

      ALLENTOWN, Pa. -- Agere Systems (NYSE: AGR.A, AGR.B) today reported that revenues for its third quarter of fiscal 2003, ended June 30, 2003, were $456 million, up 3 percent from revenues in the March quarter. Revenues in the year-ago quarter from the company's continuing operations were $498 million.

      Net loss on a reported or GAAP basis for the June quarter was $78 million or $0.05 per share, an improvement of $47 million, or 38 percent, over the March quarter, and an improvement of $254 million, or 77 percent, from the year-ago quarter.

      Pro forma net loss was $74 million, or $0.04 per share in the June quarter. This was an improvement of $31 million, or 30 percent, from the March quarter, and an improvement of $34 million, or 31 percent, from the year-ago quarter. Pro forma net loss excludes gain or loss from the sale of, and income or loss from, discontinued operations; net restructuring and other charges; amortization of goodwill and other acquired intangibles; net gain or loss from the sale of operating assets and cumulative effect of an accounting change.

      Cash and cash in trust at the end of the June quarter increased by $4 million sequentially to $749 million, with $566 million in excess of short-term debt, and $101 million in excess of total debt. Cash used in operating activities and capital expenditures was $39 million, which included $33 million used for restructuring and related activities and $7 million used in discontinued operations. The company's ongoing operations generated a positive cash flow of $1 million in the June quarter.

      "We are pleased with the continued improvements in our financial performance," said John Dickson, president and CEO, Agere Systems. "We grew our revenues for the second straight quarter and reported positive cash flow from ongoing operations. We have now essentially completed our manufacturing consolidation plan, and have reduced our net loss every quarter during the fiscal year.

      "Going forward, our continued investments and market penetration in key areas such as storage SOCs, mobile terminals, ATM, SONET/SDH and storage area networking segments should position us for success as our end markets gain momentum."

RESULTS BY SEGMENT

Client Systems Group

      The Client Systems Group, which includes chips and software for mobile terminals, storage, PC connectivity and Wi-Fi applications, reported revenues of $324 million for the June quarter, up 3 percent from revenues of $316 million in the March quarter. This increase was due to growth in mobile terminals and storage solutions. The group posted revenues of $330 million in the year-ago quarter.

      Recent highlights from the Client Systems Group include:

- Agere was ranked the worldwide leader in providing integrated circuits for the hard disk drive market by research firm IDC. Agere also has number one positions in sales of storage system-on-a-chip solutions and preamplifiers.

- Introduction of an integrated chip set solution that combines Agere's Wi-Fi and voice-over-IP technologies to enable low-cost, mobile phone calls over the Internet. Through an agreement with NTT-ME Corp., Agere will offer a development platform and reference design that allow handset manufacturers to build phones that are interoperable with the broadband voice-over-IP networks being deployed by NTT, Japan's largest broadband service provider.

-     Shipment of the industry's first advanced 0.25-micron silicon germanium
      (SiGe) preamplifiers for use in hard disk drives. The TrueStore(TM) preamps, which are being sampled with leading hard disk drive manufacturers, offer high-bandwidth, low-power, cost-effective solutions for creating extremely fast desktop and high-end storage devices.

- Conducted interoperability testing of Agere's GPRS/EDGE solutions in field trials with several service providers.

- Announcement that Universal Scientific Industrial Co. Ltd. (USI), an original design manufacturer based in Taiwan, is using Agere's Wi-Fi networking chip to deliver the industry's first small-form-factor 802.11b/Bluetooth wireless module specifically designed for handheld consumer devices. This integrated module offers the small size and low power required in such portable wireless products as personal digital assistants (PDAs), smartphones, digital cameras, camcorders and printers.

Infrastructure Systems Group

      The Infrastructure Systems Group reported revenues of $132 million, up 4 percent from revenues of $127 million in the March quarter, due to strength in sales of chips for wireless infrastructure and DSL applications. The group posted revenues of $168 million in the year-ago quarter.

      Recent highlights from the Infrastructure Systems Group include:

- Agere was ranked the number one provider of semiconductors for wired communications applications by market research firm iSuppli. The company also has number one positions in the supply of SONET/SDH framers and mappers, and ATM chips.

- Introduction of Festino(TM) system card solutions for multiservice wireline and wireless networking equipment. The solutions, which will consist of validated reference designs, can reduce equipment system development costs by more than 50 percent, and cut the cost to deploy services for communications service providers by more than 30 percent.

- Introduction of six traffic management chips that boost capacity, while lowering the cost of telecommunications equipment. One of the chips, the APP550TM, is the world's first to integrate traffic management, ATM, segmentation and reassembly, and Ethernet Media Access Controller on a single device running at 5 gigabits per second.

- Announcement that Laurel Networks is utilizing Agere's PayloadPlus(R) traffic management and network processor solutions in its award-winning ST200(TM) Service Edge Router. Laurel is deploying the ST200 in networks across the United States, Europe and Asia to provide a wide range of switched and routed services.

- Announcement that LG Electronics, one of Korea's largest communications equipment manufacturers, is using Agere's ATM traffic management solutions in its wireless and router equipment.

OUTLOOK

      "We remain focused on achieving positive net income on a GAAP basis in the September quarter," said Dickson. "We recognize, however, that volatility in Asian markets will pose a challenge, and are therefore guiding to a net income of about breakeven, plus or minus $0.01 per share, for the fourth fiscal quarter."

      The company expects revenues in the September quarter to be up approximately 5 to 8 percent from the June quarter. Revenues for the full fiscal year 2003 are expected to be in the range of $1.81 to $1.83 billion, slightly lower than the company's previous guidance of $1.85 billion. The company expects reported net income to be about breakeven with a range of plus or minus $0.01 per share, which would be an improvement of $0.04 to $0.06 sequentially. For the full fiscal year, the company expects a net loss of $0.20 to $0.22 per share. On a pro forma basis, the company also expects net income to be about breakeven, with a range of plus or minus $0.01 per share, in the fourth fiscal quarter. Pro forma net loss for the full fiscal year is expected to be in the range of $0.17 to $0.19 per share.

      The company expects to end the September quarter with over $750 million in cash and cash in trust, and expects to report positive cash flow, including all operations and restructuring, exclusive of any financing.

      The company notes that it is not certain whether or not it will be required to take a non-cash pension settlement charge in the fourth fiscal quarter, and the company's guidance excludes any impact of such a charge.

EARNINGS WEBCAST

         Agere Systems will host a conference call today at 8:30 a.m. EDT to discuss its financial results. To listen to the conference call via the Internet, visit http://www.agere.com/webcast. Subsequent to the conference call, a replay will be available at the same web address.

          Agere Systems is a premier provider of advanced integrated circuit solutions for wireless data, high-density storage and multiservice networking applications. Agere's wireless data portfolio enables seamless network access and Internet connectivity through its GPRS offering for data-capable cellular phones, as well as Wi-Fi/802.11 solutions for wireless LANs and computing applications. The company is the market leader in providing integrated circuits for the hard disk drive market, with number one positions in sales of system-on-a-chip solutions and preamplifiers. Agere also provides custom and standard multiservice networking solutions to move information across wired, wireless and enterprise networks. Agere's customers include the leading PC manufacturers, wireless terminal providers, network equipment suppliers and hard-disk drive providers.

                                       ###

This release contains forward-looking statements based on information available to Agere as of the date hereof. Agere's actual results could differ materially from the results stated or implied by such forward-looking statements due to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, the impact of any global or regional health epidemic, such as severe acute respiratory syndrome, keeping pace with technological change, dependence on new product development, price and product competition, availability of manufacturing capacity, customer demand for our products and services, general industry and market conditions, timely completion of employment reductions and other restructuring and consolidation activities, limits on our ability to issue equity to raise capital and reliance on major customers and suppliers. For a further discussion of these and other risks and uncertainties, see our annual report on Form 10-K for the fiscal year ended September 30, 2002, and our quarterly report on Form 10-Q for the period ended March 31, 2003. Agere disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                       ###
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                               AGERE SYSTEMS INC.
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)


                                                                                 QUARTER ENDED               NINE MONTHS ENDED
                                                                        -------------------------------     -------------------
                                                                         JUN 30     MAR 31      JUN 30      JUN 30      JUN 30
                                                                         2003        2003        2002        2003        2002
                                                                        -------     -------     -------     -------     -------
REVENUE                                                                 $   456     $   443     $   498     $ 1,335     $ 1,432
Costs                                                                       321         326         371         970       1,125
                                                                        -------     -------     -------     -------     -------
Gross profit - $                                                            135         117         127         365         307
Gross profit - %                                                           29.6%       26.4%       25.5%       27.3%       21.4%
OPERATING EXPENSES
Selling, general and administrative                                          76          78          71         227         264
Research and development                                                    117         116         145         360         486
Amortization of goodwill and other acquired intangibles                       2           3           7           7          24
Restructuring and other charges - net                                         6          68          75          99         142
(Gain) loss on sale of operating assets - net                               (15)          2          --         (13)       (245)
                                                                        -------     -------     -------     -------     -------
Total operating expenses                                                    186         267         298         680         671
                                                                        -------     -------     -------     -------     -------
OPERATING LOSS                                                              (51)       (150)       (171)       (315)       (364)
Other income - net                                                            3          13          20          19          69
Interest expense                                                             11          11          23          35          96
                                                                        -------     -------     -------     -------     -------
Loss from continuing operations before income taxes                         (59)       (148)       (174)       (331)       (391)
Provision for income taxes                                                    8          30          16          62          56
                                                                        -------     -------     -------     -------     -------
Loss from continuing operations                                             (67)       (178)       (190)       (393)       (447)
                                                                        -------     -------     -------     -------     -------
Discontinued Operations:
Income (loss) from operations of discontinued business - net of taxes        --          12        (142)         19        (479)
Gain (loss) on disposal of discontinued business - net of taxes             (11)         41          --          30          --
                                                                        -------     -------     -------     -------     -------
Income (loss) from discontinued operations                                  (11)         53        (142)         49        (479)
                                                                        -------     -------     -------     -------     -------
Loss before cumulative effect of accounting change                          (78)       (125)       (332)       (344)       (926)
Cumulative effect of accounting change - net of taxes                        --          --          --          (5)         --
                                                                        -------     -------     -------     -------     -------
NET LOSS                                                                $   (78)    $  (125)    $  (332)    $  (349)    $  (926)
                                                                        =======     =======     =======     =======     =======
Basic and diluted income (loss) per share information:
   Loss from continuing operations                                      $ (0.04)    $ (0.11)    $ (0.11)    $ (0.24)    $ (0.28)
   Income (loss) from discontinued operations                             (0.01)       0.03       (0.09)       0.03       (0.29)
                                                                        -------     -------     -------     -------     -------
   Loss before cumulative effect of accounting change                     (0.05)      (0.08)      (0.20)      (0.21)      (0.57)
   Cumulative effect of accounting change                                    --          --          --          --          --
                                                                        -------     -------     -------     -------     -------
   Net loss                                                             $ (0.05)    $ (0.08)    $ (0.20)    $ (0.21)    $ (0.57)
                                                                        =======     =======     =======     =======     =======
Weighted average shares outstanding--basic and diluted (in millions)      1,678       1,656       1,637       1,660       1,636
                                                                        =======     =======     =======     =======     =======

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                               AGERE SYSTEMS INC.
                    UNAUDITED PRO FORMA RESULTS OF OPERATIONS
                 (DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)


                                                                                  QUARTER ENDED              NINE MONTHS ENDED
                                                                        -------------------------------     -------------------
                                                                         JUN 30      MAR 31      JUN 30      JUN 30      JUN 30
                                                                          2003        2003        2002        2003        2002
                                                                        -------     -------     -------     -------     -------
Revenue
   Client                                                               $   324     $   316     $   330     $   940     $   929
   Infrastructure                                                           132         127         168         395         503
                                                                        -------     -------     -------     -------     -------
TOTAL REVENUE                                                               456         443         498       1,335       1,432
Gross Profit - $ *
   Client                                                                    63          47          99         147         227
   Infrastructure                                                            72          70          28         218          80
                                                                        -------     -------     -------     -------     -------
TOTAL GROSS PROFIT - $                                                      135         117         127         365         307
Gross Profit - %
   Client                                                                  19.4%       14.9%       30.0%       15.6%       24.4%
   Infrastructure                                                          54.5%       55.1%       16.7%       55.2%       15.9%
                                                                        -------     -------     -------     -------     -------
TOTAL GROSS PROFIT - %                                                     29.6%       26.4%       25.5%       27.3%       21.4%
Operating Expenses Included in Pro Forma Results
Selling, general and administrative                                          76          78          71         227         264
Research and development                                                    117         116         145         360         486
                                                                        -------     -------     -------     -------     -------
Pro Forma Operating Loss
   Client                                                                   (48)        (60)         (3)       (184)       (124)
   Infrastructure                                                           (10)        (17)        (86)        (38)       (319)
                                                                        -------     -------     -------     -------     -------
TOTAL PRO FORMA OPERATING LOSS                                              (58)        (77)        (89)       (222)       (443)
Other income - net                                                            3          13          20          19          69
Interest expense                                                             11          11          23          35          96
Provision for income taxes                                                    8          30          16          62          56
                                                                        -------     -------     -------     -------     -------
PRO FORMA NET LOSS                                                      $   (74)    $  (105)    $  (108)    $  (300)    $  (526)
                                                                        =======     =======     =======     =======     =======
Pro Forma Net Loss per share                                            $ (0.04)    $ (0.06)    $ (0.07)    $ (0.18)    $ (0.32)
                                                                        =======     =======     =======     =======     =======
Weighted average shares outstanding--basic and diluted (in millions)      1,678       1,656       1,637       1,660       1,636
                                                                        =======     =======     =======     =======     =======
RECONCILIATION OF PRO FORMA OPERATING LOSS TO OPERATING LOSS
Pro Forma Operating Loss                                                $   (58)    $   (77)    $   (89)    $  (222)    $  (443)
Amortization of goodwill and other acquired intangibles                       2           3           7           7          24
Restructuring and other charges - net                                         6          68          75          99         142
(Gain) loss on sale of operating assets - net                               (15)          2          --         (13)       (245)
                                                                        -------     -------     -------     -------     -------
Operating Loss                                                          $   (51)    $  (150)    $  (171)    $  (315)    $  (364)
                                                                        -------     -------     -------     -------     -------
RECONCILIATION OF PRO FORMA NET LOSS TO NET LOSS
Pro Forma Net Loss                                                      $   (74)    $  (105)    $  (108)    $  (300)    $  (526)
Amortization of goodwill and other acquired intangibles                       2           3           7           7          24
Restructuring and other charges - net                                         6          68          75          99         142
(Gain) loss on sale of operating assets - net                               (15)          2          --         (13)       (245)
Income (loss) from operations of discontinued business - net of taxes        --          12        (142)         19        (479)
Gain (loss) on disposal of discontinued business - net of taxes             (11)         41          --          30          --
Cumulative effect of accounting change - net of taxes                        --          --          --          (5)         --
                                                                        -------     -------     -------     -------     -------
Net Loss                                                                $   (78)    $  (125)    $  (332)    $  (349)    $  (926)
                                                                        =======     =======     =======     =======     =======


* Gross Profit includes $32, $29 and $23 of cost associated with restructuring activities for the three months ended June 30, 2003, March
      31, 2003, and June 30, 2002, respectively, and $86 and $33 for the nine months ended June 30, 2003 and 2002, respectively.

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                               AGERE SYSTEMS INC.
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (MILLIONS)

                                                JUN 30   MAR 31   SEP 30
                                                 2003     2003     2002
                                                ------   ------   ------
ASSETS
CURRENT ASSETS
       Cash and cash equivalents                $  731   $  727   $  891
       Cash held in trust                           18       18       16
       Trade receivables                           262      238      256
       Inventories                                 140      163      190
       Other current assets                         61       70      103
                                                ------   ------   ------
              TOTAL CURRENT ASSETS               1,212    1,216    1,456
Property, plant and equipment - net                791      857    1,028
Assets held for sale                                14       --       --
Goodwill and other acquired intangibles - net       94       96      101
Other assets                                       285      286      279
                                                ------   ------   ------
              TOTAL ASSETS                      $2,396   $2,455   $2,864
                                                ======   ======   ======
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
       Accounts payable                         $  235   $  215   $  269
       Short-term debt                             183      154      197
       Other current liabilities                   691      721      801
                                                ------   ------   ------
              TOTAL CURRENT LIABILITIES          1,109    1,090    1,267
Long-term debt                                     465      481      486
Other liabilities                                  358      356      379
                                                ------   ------   ------
              TOTAL LIABILITIES                  1,932    1,927    2,132
                                                ------   ------   ------
STOCKHOLDERS' EQUITY                               464      528      732
                                                ------   ------   ------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $2,396   $2,455   $2,864
                                                ======   ======   ======

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                               AGERE SYSTEMS INC.
                          UNAUDITED CASH FLOW MEASURES
                                   (MILLIONS)

                                                                                             RESTRUCTURING
                                                                                 ONGOING      AND RELATED     DISCONTINUED
                                                                                OPERATIONS     ACTIVITIES      OPERATIONS     TOTAL
                                                                                ----------   -------------    ------------   ------
THREE MONTHS ENDED JUNE 30, 2003
 Net Cash provided by (used in) Operating Activities                            $       21   $         (29)   $         (7)  $  (15)
 Capital Expenditures                                                                  (20)             (4)             --      (24)
                                                                                ----------   -------------    ------------   ------
 Net Cash provided by (used in) Operating Activities and Capital Expenditures   $        1   $         (33)   $         (7)  $  (39)
                                                                                ==========   =============    ============   ======

THREE MONTHS ENDED MARCH 31, 2003
 Net Cash provided by (used in) in Operating Activities                         $       17   $         (34)   $        (17)  $  (34)
 Capital Expenditures                                                                  (22)             (1)             --      (23)
                                                                                ----------   -------------    ------------   ------
 Net Cash used in Operating Activities and Capital Expenditures                 $       (5)  $         (35)   $        (17)  $  (57)
                                                                                ==========   =============    ============   ======

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                               AGERE SYSTEMS INC.
                    UNAUDITED NET INCOME (LOSS) PER SHARE GUIDANCE

                                                                            QUARTER ENDING   FISCAL YEAR ENDING
                                                                                SEP 30            SEP 30
                                                                                 2003              2003
                                                                            --------------   ------------------
RECONCILIATION OF PRO FORMA NET INCOME (LOSS) PER SHARE
     TO NET INCOME (LOSS) PER SHARE
Pro Forma Net Income (Loss) (High End of Range)                             $         0.01   $           (0.17)
Pro Forma Net Loss (Low End of Range)                                       $        (0.01)  $           (0.19)


Restructuring and other charges - net                                                 0.00               (0.06)
Gain on sale of operating assets - net                                                0.00                0.01
Income from discontinued operations                                                   0.00                0.03
Other items: amortization of goodwill and other acquired intangibles
     and cumulative effect of accounting change                                       0.00               (0.01)
                                                                            --------------   -----------------
                                                                                      0.00               (0.03)
                                                                            --------------   -----------------


Net Income (Loss) (High End of Range)                                       $         0.01   $           (0.20)
Net Loss (Low End of the Range)                                             $        (0.01)  $           (0.22)